FirstEnergy Corp.
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               Executive and Directors Incentive Compensation Plan
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                   Non-Qualifying Stock Option (NSO) Agreement
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                         Option No.:  17A

                         Number of Options Granted:  NSOs

                         Option Price:  $__.__ per share

                         Option Closing Date:  April 23, 2003



This Option Agreement ("Agreement") is entered into as of the 1st day of March,
2003, between FirstEnergy Corp., and   ("Optionee") and is not in
lieu of salary or any other compensation for services. For the purposes of this plan, the term "Company" or "FE" means FirstEnergy Corp. or its subsidiaries, singularly or collectively.


SECTION ONE - AWARD

On February 17, 1998, the Board of Directors ("Board") of FE adopted the FE Executive and Director Incentive Compensation Plan ("Plan"), which was approved and amended by the common stock shareholders. As of the date of this Agreement, per the terms of the Plan, FE grants to the Optionee an option ("Option") to purchase the above number of shares of FE Common Stock ("Shares") at the option price reflected above.

All Grants are considered NSOs, not subject to the provisions of section 422 of the Internal Revenue Code.

SECTION TWO - GENERAL TERMS

This Agreement is subject to the following terms and conditions, many of which are described in greater detail in the Plan. Please consult the Plan document for further information.

Vesting Provisions

These Options will become vested over a four-year period, in 25 percent increments, as reflected in the table below, unless they become exercisable sooner per the Termination of Employment table:

                           Vesting Date        Amount Vested

                           March 1, 2004            25%
                           March 1, 2005            50%
                           March 1, 2006            75%
                           March 1, 2007            100%

Expiration

These Options expire on March 1, 2013 at 2:00 PM, Akron time unless the Options expire earlier due to termination of employment (or 2:00 PM on the last business day prior to such date, if the date falls on a Saturday, Sunday, or other day when the FirstEnergy General Office is closed).

Termination of Employment

------------------------------------------------------------------------------------------------------------------------
  Event of Optionee's Termination              Vesting             When Options Expire         Further Information
  -------------------------------              -------             -------------------         --------------------
           of Employment
  -------------------------------
------------------------------------------------------------------------------------------------------------------------
 Retirement (including early          Vesting continues per       Options expire on            As defined under 6.8 of
 retirement)                          vesting schedule            March 1, 2013                the Plan
------------------------------------------------------------------------------------------------------------------------
 Disability                           Vesting continues per       Options expire on            As defined under 6.8 of
                                      vesting schedule            March 1, 2013                the Plan
------------------------------------------------------------------------------------------------------------------------
 Death (including death after         100% vesting upon date      All options expire the       Shares exercisable by
 retirement, disability, or Other     of death                    earlier of one year after    the beneficiary (as
 Terminations other than for Cause)                               date of death or             designated under
                                                                  expiration of the grant      Article 12 of the Plan,
                                                                                               or by will or by the
                                                                                               laws of descent and
                                                                                               distribution)
------------------------------------------------------------------------------------------------------------------------
 For "Cause"                          Vesting stops upon date     All vested and unvested      Termination for Cause
                                      of termination              options are immediately      is defined in section
                                                                  forfeited back to the        2.1.6 of the Plan
                                                                  Company
------------------------------------------------------------------------------------------------------------------------
 Other Separation (including          Vesting stops upon date     All unvested options are     You may be subject to
 resignation)                         of termination              immediately forfeited        the "Forfeiture and
                                                                  back to the Company.  All    Recovery" provisions
                                                                  vested options expire the    below.
                                                                  earlier of 90 days after
                                                                  you leave the Company or
                                                                  expiration of the grant
------------------------------------------------------------------------------------------------------------------------


Change in Control

In the event of a Change in Control (as defined in section 2.1.7 of the Plan), all options under this Agreement become immediately exercisable as of the date of the Change in Control, and the provisions under the section entitled "Forfeiture and Recovery" shall not apply.

Forfeiture and Recovery

If it is determined, in the sole discretion of the Compensation Committee (the "Committee") of the FirstEnergy Board of Directors or its delegate, that the Optionee has breached any of the covenants below, and unless such breach has been waived by the Committee or its delegate in writing, all outstanding Options shall be immediately forfeited back to FE, and any profits resulting from the exercise of Options realized in the twelve (12) months preceding the date of termination through the date of the breach shall be immediately returned to FE.

During the term of his/her employment with the Company and for a period of twenty-four (24) months following termination of employment for any reason, including without limitation, termination by mutual agreement, the Optionee expressly covenants and agrees that he/she will not at any time for himself/herself or on behalf of any other person, firm, association or other entity do any of the following:

1. Participate or engage, by virtue of being employed or otherwise, directly or indirectly, in the business of selling, servicing, and/or manufacturing products, supplies or services of the kind, nature or description of those sold by the Company except pursuant to his/her employment with the Company;

2. Directly participate or engage, on the behalf of other parties, in the purchase of products, supplies or services of the kind, nature or description of those sold by the Company except pursuant to his/her employment with the Company;

3. Solicit, divert, take away or attempt to take away any of the Company's Customers or the business or patronage of any such Customers of the Company;

4. Solicit, entice, lure, employ or endeavor to employ any of the Company's employees;

5. Divulge to others or use to his/her own benefit any confidential information obtained during the course of his/her employment with Company relative to sales, services, processes, methods, machines, manufacturers, compositions, ideas, improvements, patents, trademarks, or inventions belonging to or relating to the affairs of Company; or

6. Divulge to others or use to his/her own benefit any trade secrets belonging to the Company obtained during the course of his/her employment or of which he/she became aware during the course of his/her employment with the Company.

The term "Customer" shall mean any person, firm, association, corporation or other entity to which the Optionee or the Company has sold the Company's products or services within the twenty-four (24) month period immediately preceding the termination of Optionee's employment with the Company or to which the Optionee or the Company is in the process of selling its products or services, or to which the Optionee or the Company has submitted a bid, or is in the process of submitting a bid to sell the Company's products or services.

FE may offset any amount owed against any compensation due to the Optionee or against any amounts otherwise due and distributable to the Optionee from any benefit plan of FE in which the Optionee has participated, in accordance with the terms of such benefit plan. Should it be necessary for FE to initiate legal action to recover any amounts due, FE shall be entitled to recover from Optionee, in addition to such amounts due, all costs, including reasonable attorneys fees, incurred as a result of such legal action.

Effect on the Employment Relationship

Nothing in this Agreement guarantees employment with the Company, nor does it confer any special rights or privileges to the Optionee as to the terms of employment.

Adjustments

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, combination, distribution, or other change in corporate structure of FE affecting the Common Stock, the Committee will adjust the number and class of securities in this option in a manner determined appropriate to prevent dilution or diminution of the Option under this Agreement.

Administration

1. This Agreement is governed by the laws of the State of Ohio without giving effect to the principles of the conflicts of laws.

2.   The terms and  conditions of this Option may be modified by the  Committee:
     (a) In any case permitted by the terms of the Plan or this Option, (b) with the written consent of the Optionee, and/or (c) without the consent of the Optionee if the amendment is either not adverse to the interests of the Optionee or is required by law.

3. The administration of this Agreement and the Plan will be performed in accordance with Article 3 of the Plan. All determinations and decisions made by the Committee, the Board, or any delegate of the Committee as to the provisions of the Plan shall be final, conclusive, and binding on all persons.

4. Except as provided otherwise herein, the terms of this Agreement are governed at all times by the official text of the Plan and in no way alter or modify the Plan.

5. If a term is capitalized but not defined in this Agreement, it has the meaning given to it in the Plan.

6. To the extent a conflict exists between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

SECTION THREE - METHODS OF EXERCISING THE OPTION

Notification to Exercise

To exercise an option, the Optionee must submit to the Administrator of the Plan the information below either on a form provided by FE, a broker form, or a blank sheet of paper:

1. Number of shares being purchased,
2. The grant price,
3. The form of payment,
4. A statement of intention to exercise,
5. The signature of the Optionee, (or legal representative in the case of death or disability), and
6. Any representations or disclosures required by any applicable securities law.

Method of Payment

Payment for the transaction and associated brokerage fees may be made through the following methods:

1.   Cash Exercise -- Delivering cash equal to the cost of the exercise.

2. Stock Swap Exercise -- Surrendering certificates of FE stock previously acquired having a Fair Market Value at the time of the exercise equal to the amount of the exercise, and, if necessary, a small amount of cash, not to exceed the price of one (1) share of stock.

3. Cashless Exercise-- Using the net proceeds from the immediate sale of stock to pay for the exercise of the Option, as directed in the written notification to exercise the option.

A combination of any of the above based upon Plan administrative rules.

Withholding Tax

FE shall have the right to deduct, withhold, or require the Optionee to surrender an amount sufficient to satisfy federal (including FICA and Medicare), state, and/or local taxes required by law to be withheld for any exercise.

SECTION FOUR - TRANSFER OF OPTION

The Option is not transferable during the life of the Optionee. Only the Optionee shall have the right to exercise an option, unless deceased, at which time the option may be exercised by the Optionee's beneficiary (as designated under Article 12 of the Plan or by will or by the laws of descent and distribution).



                                             FirstEnergy Corp.


                                             By _____________________________
                                                    Corporate Secretary

         I acknowledge receipt of this NSO Agreement and I accept and agree with the terms and conditions stated above.


                                          --------------------------------
                                               (Signature of Optionee)
---------------------
       (Date)

(This is 's  grant under the FE Stock Option Program.)
NSO Option Agreement Grant 14A - Normal (no name).doc 02/18/03

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